Exhibit 10-cc

Transition Agreement by and between BellSouth Corporation and
Rafael de la Vega dated December 29, 2003

 TRANSITION AGREEMENT

         THIS AGREEMENT is made and entered into this 29 day of December, 2003, by and between BellSouth Corporation, a Georgia corporation ("Company"), and Rafael de la Vega ("Executive") (each, a "Party" and, collectively, the "Parties"):

         REASONS FOR THIS AGREEMENT. Executive has been employed by Company and its Affiliated Companies since 1974. During his tenure, Executive has served in a variety of senior capacities and currently serves as Company's President - Latin America Operations with overall responsibility for Company's operations in Argentina, Uruguay, Colombia, Venezuela, Chile, Peru, Ecuador, Panama, Nicaragua and Guatemala.

         Executive's previous assignments include having served as Company's President of Broadband and Internet Services with overall responsibility for the deployment, marketing and operations of broadband services, internet services and data support. Prior to that assignment, Executive was responsible for BellSouth Telecommunications, Inc.'s network operations in selected states.

         Company and SBC Communications Inc. combined their respective domestic mobile wireless voice and data services businesses in 2000 into the newly-formed entities Cingular Wireless LLC and Cingular Wireless Management Corp. (together with their subsidiary companies, collectively referred to herein as "Cingular").  Company now desires to have Executive join Cingular as its Chief Operating Officer, a move that will require termination of Executive's employment with Company. Through this Agreement, Company desires, in part, to provide certain transition benefits and severance protections to Executive. Executive has agreed to accept this assignment to Cingular and now intends to separate from employment with Company on December 30, 2003, and thereafter to join Cingular.

         Executive acknowledges that Company and Affiliated Companies have disclosed or made available and in the future will disclose and make available Confidential Information to Executive, which could be used by Executive to Company's or Affiliated Companies' detriment. Executive further acknowledges that the covenant not to compete and other restrictive covenants in this Agreement are fair and reasonable, that enforcement of the provisions of this Agreement will not cause him undue hardship, and that the provisions of this Agreement are reasonably necessary and commensurate with the need to protect Company and Affiliated Companies and their business interests and property from irreparable harm.

         1.       RESIGNATION FROM BELLSOUTH. Executive separates and resigns from employment with Company and any position Executive holds with any Affiliated Company effective December 30, 2003.

         2.       BELLSOUTH SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

                  (a)      Executive's transition to Cingular shall not be deemed to trigger a termination of employment with Company for purposes of the BellSouth Corporation Supplemental Executive Retirement Plan ("SERP").  Furthermore, Executive shall not be deemed to have terminated employment for purposes of SERP until such time as Executive's employment with Cingular terminates (or, if Executive leaves Cingular to accept employment without a break in service with another Participating Company, Affiliate or Interchange Company (as such terms are defined in SERP), Executive's employment shall not be deemed to have terminated for purposes of SERP before the earliest date on which Executive is no longer employed by any such entity).

                  (b)      Executive shall continue to participate in SERP for purposes of all benefits provided by SERP and to accrue benefits under SERP for his full period of service with Cingular as if he remained employed by Company. Company shall calculate Executive's SERP benefits by reference to his combined period of service otherwise recognized under SERP plus his period of Cingular service; by reference to compensation paid to Executive by Cingular with respect to his period of service at Cingular; and, to the extent applicable, by reference to compensation paid to him by Company with respect to his period of service with Company and other Affiliated Companies. In addition to offsets provided in SERP, Executive's benefits under SERP shall also be reduced by any benefits payable to him under any one or more tax-qualified or non-qualified defined benefit pension plans, excess plans, make-up plans or supplemental executive retirement plans at Cingular. In determining Executive's SERP benefits accrued while at Cingular, Company shall make such additional adjustments in the administration of SERP and the calculation of Executive's benefits thereunder as shall be necessary and appropriate to take into account Cingular's compensation and employment practices.

         3.       TERMINATION ALLOWANCE.

                  (a)      In the event Executive's employment with Cingular is terminated under circumstances described in Section 3(b) below, Company shall pay to Executive (or, in the event of Executive's death, to his estate) a termination allowance. The termination allowance shall be an amount equal to the sum of (i) two hundred percent (200%) of Executive's Base Salary in effect on the date of Executive's termination of employment, plus (ii) two hundred percent (200%) of the standard award amount applicable to Executive under his employer's short term bonus plan for the year in which his date of termination occurs, less all applicable withholdings, payable in a single lump sum payment. Payment of the termination allowance shall be made as soon as practicable following Executive's termination of employment under circumstances entitling him to such payment, and satisfaction of all conditions described in this Agreement on Executive's entitlement to such payment. For purposes of this Agreement, "Base Salary" shall refer to the gross annual base salary payable to Executive including (A) the amounts of any before-tax contributions made by Executive from such salary to any tax-qualified cash or deferred arrangement sponsored by his employer, and (B) the amount of any other deferrals of such salary under any nonqualified deferred compensation plan(s) maintained by his employer.

                  (b)      Executive's employment shall be deemed to have been terminated under circumstances described in this Section 3(b) only if:

                           (i)      (A) Executive's employment is terminated either by Cingular other than for Cause, or by Executive for Good Reason; (B) Executive shall within thirty (30) days following such termination of employment have notified Company of his desire to return to Company, and within thirty (30) days following such notification Company shall have failed to offer to Executive employment with Company or a subsidiary or affiliate of Company in a "comparable" position (as defined below); and (C) Executive executes a supplemental release, substantially in the form of the release agreement attached to this Agreement as Exhibit "A" (the "Release Agreement"), which is incorporated herein by this reference;

                           (ii)     Executive's employment is terminated by reason of Executive's Disability, and Executive executes a Release Agreement; or

                           (iii)    Executive's employment is terminated by reason of Executive's death.

         For purposes of clause (i) above, a "comparable" position shall mean a position (1) providing Base Salary and a standard or target short term bonus no less than those provided to Executive immediately prior to his termination of employment with Cingular (and disregarding any previous diminution in such amounts which did or would have constituted Good Reason under this Agreement); (2) reporting to Company's Chief Executive Officer; (3) providing types and amounts of other compensation and benefits comparable to those provided to other similarly situated Company officers; and (4) not requiring relocation outside the Atlanta, Georgia, metropolitan area.

         4.       DISCHARGE AND WAIVER. Executive fully releases and forever discharges Company and Affiliated Companies, and any employee, officer, director, representative, agent, successor or assign of Company and Affiliated Companies (both in their personal and official capacities), and all persons acting by, through and under or in concert with any of them, from any and all claims, demands, causes of action, remedies, obligations, costs and expenses of whatever nature, whether under the common law, state law, federal law (including but not limited to the Age Discrimination in Employment Act of 1967) or otherwise, through the date of this Agreement, including those arising from or in connection with the terms and conditions of employment with Company (and Affiliated Companies). This paragraph is not intended to and shall not affect benefits to which Executive may be entitled under any pension, savings, health, welfare, or other benefit plan in which Executive is a participant.

         5.       COVENANT NOT TO SUE. Executive covenants and agrees not to make or file any claim, demand or cause of action or seek any remedy of whatever nature, whether under the common law, state law, federal law or otherwise, arising from or in connection with the matters discharged and waived in Section 4, above. Notwithstanding the foregoing, in the event Executive files a charge or lawsuit under the Age Discrimination in Employment Act of 1967 (ADEA), and thereby challenges the validity of the release described in Section 4, such charge or lawsuit will not be considered a breach of this Section 5.

         6.       CONFIDENTIAL INFORMATION. Executive agrees to protect Confidential Information from misuse or unauthorized disclosure. In addition to complying with all applicable laws governing trade secret and confidential information disclosure, Executive will not (i) use, except in connection with work for Company or Affiliated Companies, or threaten to use, or (ii) disclose, communicate or give others access to (orally, in writing, electronically or digitally) or threaten to disclose, communicate or give other access to any Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean information, whether generated internally or externally, whether in written, oral, digital, electronic or any other form or format, relating to Company's or Affiliated Companies' businesses that derives economic value, actual or potential, from not being generally known to other Persons and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, including, but not limited to, studies and analyses, technical or nontechnical data, programs, patterns, compilations, devices, methods, models (including cost and /or pricing models and operating models), techniques, drawings, processes, employee compensation data, and financial data (including marketing information and strategies and personnel data). For purposes of this Agreement, Confidential Information does not include information that is not a trade secret three (3) years after termination of Executive's employment with Company, but shall continue to include trade secrets as long as information remains a trade secret under applicable law. Executive acknowledges that any use of, reliance upon, disclosure or other misappropriation of Confidential Information inconsistent with the terms of this Agreement (including without limitation acceptance by Executive of a position in which the inevitability of such use, reliance, disclosure or misappropriation is reasonably anticipated) would result in material and irreparable damage and injury to Company or Affiliated Companies.

         7.       LIMITATION ON COMPETITION. In consideration of the additional payments, benefits and other rights that are being provided to Executive under this Agreement, during the one (1) year period following the Effective Date, Executive agrees not to provide any "Services" (as defined in the third paragraph of this Section 7) to any Person that competes directly with Company or any Affiliated Companies, whether Executive provides the Services as an employee, consultant, independent contractor, advisor or director. After the termination of Executive's employment, the foregoing covenant shall restrict
Executive's actions only with respect to competition in the Territory.

         For purposes of this Agreement, the term "Territory" shall mean the geographical territory consisting of (i) those territories in the countries of Argentina, Uruguay, Colombia, Venezuela, Chile, Peru, Ecuador, Panama, Nicaragua and Guatemala described in Exhibit "B" attached hereto and incorporated by reference herein and (ii) those counties and parishes in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee listed on Exhibit "B", which the Parties acknowledge represents geographical territories in which Executive, as of the Effective Date, has (or has had) responsibility for providing Services to Company or Affiliated Companies. The Parties also acknowledge that the entire Territory consists of geographical territories in which Company and Affiliated Companies, directly or indirectly, are conducting business on the Effective Date. In an effort to impose reasonable limitations on the scope of the Territory, Company has not required that Executive comply with the covenant in this Section 7 in all geographical areas where Company and Affiliated Companies are licensed to conduct business and are conducting business, even though the Parties acknowledge that Executive is performing Services throughout that entire area. Executive agrees that because of the widespread nature of Company's business, Executive's engaging in competitive activity anywhere in the Territory would irreparably injure Company or Affiliated Companies and that, therefore, a more limited geographic restriction is neither feasible nor appropriate.

         For purposes of this Agreement, the term "Services" shall mean services which Executive as of the Effective Date is responsible for providing to Company and Affiliated Companies, which Executive acknowledges consists of providing management, administrative and advisory services related to business planning and operations with respect to the communications services business, consisting of wireline (local exchange, exchange access and intraLATA toll) telecommunications services, systems and products, wireless (cellular, personal communications service, and mobile data) communications services, systems and products, electronic commerce or communications (internet and web based applications), data transmission and networking, entertainment services, systems and products, paging services, systems and products, and telecommunications directory advertising and publishing.

         Executive represents and warrants that Executive's education, training and experience are such that this Section 7 will not jeopardize or significantly interfere with Executive's ability to secure other gainful employment.

         8.       INTERPRETATION; SEVERABILITY OF INVALID PROVISIONS. Executive acknowledges and agrees that the limitations described in this Agreement, including specifically the limitations upon his activities, are reasonable in scope, are necessary for the protection of Company's and Affiliated Companies' business, and form an essential part of the consideration for which this Agreement has been entered into. It is the intention of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under applicable laws and public policies. Nonetheless, the rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. The provisions of this Agreement do not in any way limit or abridge Company's or Affiliated Companies' rights under the laws of unfair competition, trade secret, copyright, patent, trademark or any other applicable law(s), all of which are in addition to and cumulative of Company's or Affiliated Companies' rights under this Agreement. Executive agrees that the existence of any claim by Executive against Company or any Affiliated Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by Company or any Affiliated Company of any or all of such provisions or covenants.

         9.       CONSEQUENCES OF BREACH OF AGREEMENT BY EXECUTIVE. Executive agrees that he will reimburse Company and Affiliated Companies for any and all attorneys' fees incurred by Company and Affiliated Companies arising out of Executive's breach or threatened breach of any provision of this Agreement.  Executive also understands that his entitlement to and retention of the benefits provided to Executive under this Agreement are expressly conditioned upon his fulfillment of the terms and conditions of the Agreement, and Executive agrees, to the extent permitted or required by law, immediately to return or repay the amounts he has received under this Agreement from Company in excess of One Hundred Dollars ($100.00) upon Executive's breach of any provision of this Agreement. Although, as provided in Section 5 of this Agreement, the filing of a charge or a lawsuit under the Age Discrimination in Employment Act (ADEA) to challenge the validity of the Agreement will not be considered a breach, the severance and other benefits paid to Executive under this Agreement may serve as restitution, recoupment, and/or setoff in the event Executive prevails on the merits of such claim.

         10.      RELIEF. The Parties acknowledge that a breach or threatened breach by Executive of any of the terms of this Agreement would result in material and irreparable damage and injury to Company or Affiliated Companies, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, Company and Affiliated Companies shall be entitled to injunctive relief in the event of Executive's breach or threatened breach of any of the terms contained in this Agreement.

         11.      ARBITRATION. Except for the right to seek temporary restraint or interim injunctive relief from a court of competent jurisdiction (as provided in Section 10, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of any provision hereof (collectively, a "Claim") shall be settled by arbitration pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Any such arbitration shall be conducted by one arbitrator, with experience in the matters covered by this Agreement, mutually acceptable to the Parties. If the Parties are unable to agree on the arbitrator within thirty (30) days of one party giving the other party written notice of intent to arbitrate a Claim, the American Arbitration Association shall appoint an arbitrator with such qualifications to conduct such arbitration. The decision of the arbitrator in any such arbitration shall be conclusive and binding on the Parties. Any such arbitration shall be conducted in Atlanta, Georgia.

         The Parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

                RDS                                             RDV
                Company                                    Executive

         12.      AGREEMENT BINDING. This Agreement shall be binding upon and inure to the benefit of Company and Affiliated Companies, and their successors, assignees, and designees, and Executive and Executive's heirs, executors, administrators, personal representatives and assigns.

         13.      ENTIRE AGREEMENT; PREVIOUS AGREEMENT. This Agreement and all exhibits to this Agreement (which are incorporated into the Agreement by reference) contain the entire agreement between the Parties and no statements, promises or inducements made by either Party, or agent of either Party, which are not contained in this Agreement shall be valid or binding; provided, however, that the matters dealt with herein supersede the terms of Company benefit plans and agreements between the Parties entered into pursuant to such plans only to the extent the provisions of such plans and related agreements are inconsistent with this Agreement and other provisions of such plans and related agreements not inconsistent with this Agreement are not affected. This Agreement may not be enlarged, modified or altered except in writing signed by the Parties.

         14.      NONWAIVER. The failure of Company or any Affiliated Companies to insist upon strict performance of the terms of this Agreement, or to exercise any option herein, shall not be construed as a waiver or a relinquishment for the future of such term or option, but rather the same shall continue in full force and effect.

         15.      NOTICES. All notices, requests, demands and other communications required or permitted by this Agreement or by any statute relating to this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class, certified mail, postage prepaid, addressed to Company or Executive at the address reflected on Exhibit "C" attached hereto and incorporated by herein by this reference.

         16.      NONDISCLOSURE. Executive shall not disclose the existence or terms of this Agreement to any third party (excluding Executive's spouse and children), except to receive advice of legal counsel, financial advisors or tax advisors (who shall also be required to maintain its confidentiality) or to comply with any statutory or common law duty; provided that these restrictions on disclosure shall not apply to the extent that the existence of this Agreement are disclosed by Company or any Affiliated Company as part of its periodic public filings and disclosures or otherwise.

         17.      COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         18.      GOVERNING LAW; CONSULTATION WITH COUNSEL. This Agreement shall be construed under and governed by the laws of the State of Georgia. Executive has been advised to consult with an attorney, acknowledges having had ample opportunity to do so and fully understands the binding effect of this Agreement. In this regard, Executive acknowledges that a copy of this Agreement was provided to Executive for review and consideration for up to twenty-two (22) days. Further, Executive understands that this Agreement may be revoked by Executive within seven (7) days from the date of execution of this Agreement. Executive further acknowledges that he is a sophisticated businessperson and that given his opportunity to review, negotiate and reject this Agreement, has bargaining power equal to that of Company. Therefore, the provisions of this Agreement shall not be construed against Company.

         19.      DEFINITIONS. For purposes of this Agreement, the following terms shall have the meaning specified below:

                  (a)      "AFFILIATED COMPANIES" shall mean those subsidiaries and affiliates of Company listed on Exhibit "D" attached hereto and incorporated herein by this reference and any direct successors to those companies through acquisition or merger or by way of name change.

                  (b)      "BASE SALARY" shall have the meaning ascribed to such term in Section 3 of this Agreement.

                  (c)      "CAUSE" shall mean Executive's (i) engaging in an act (or acts) of willful dishonesty involving Cingular, Company or other Affiliated Companies or their business(es) that is demonstrably injurious to Cingular, Company or other Affiliated Companies; or (ii) conviction of a crime classified as a felony.

                  (d)      "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in Section 6 of this Agreement.

                  (e)      "DISABILITY" shall mean an illness, injury or other incapacity which qualifies Executive for long-term disability benefits under the principal management long-term disability plan of Company.

                  (f)      "EFFECTIVE DATE" shall mean the date on which this Agreement is executed by the Parties as set forth on page 1 hereinabove.

                  (g)      "GOOD REASON" shall mean, without Executive's express written consent, any of the following circumstances: (i) a material diminution in the status or responsibilities of Executive's position from those which existed immediately prior to such diminution; (ii) a reduction in Executive's Base Salary as in effect immediately prior to such reduction, or the failure to pay a bonus award to which Executive is otherwise entitled under any of the short term or long term incentive plans in which Executive participates (or any successor incentive compensation plans) at the time such awards are usually paid; (iii) Executive becoming entitled to types or amounts of other compensation and benefits which are materially less (or materially less valuable) than the types or amounts of such compensation and benefits provided to other similarly situated officers; or (iv) a change in the principal place of Executive's employment requiring relocation outside the Atlanta, Georgia, metropolitan area.

                  (h)      "PERSON" shall mean any individual, corporation, limited liability entity, bank, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental or other legal or business entity.

                  (i)      "SERP" shall mean the BellSouth Corporation Supplemental Executive Retirement Plan, as amended from time to time.

                  (j)      "SERVICES" shall have the meaning ascribed to such term in Section 7 of this Agreement.

                  (k)      "TERRITORY" shall have the meaning ascribed to such term in Section 7 of this Agreement.

         IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized representative, and Executive has executed this Agreement, as of the date written above.

EXECUTIVE:                                           BELLSOUTH CORPORATION

Rafael de la Vega                                      By: Richard D. Sibbernsen
Rafael de la Vega                                      Title: Vice President - Human Resources

EXHIBIT "A"

RELEASE AGREEMENT

                  For and in consideration of the mutual promises contained in the Agreement entered into on the __ day of __________, 2003, between Rafael de la Vega ("Executive") and BellSouth Corporation ("Company"), Executive does hereby, for himself, his heirs, executors, administrators, and assigns, release and forever discharge Company, its subsidiary, affiliated and associated companies, and any employee, officer, director, representative, agent, successor or assign of any such entity, and all persons acting by, through and under or in concert with any of them (both in their personal and official capacities), from any and all claims, demands, actions, causes of action, remedies, suits, obligations, damages, losses, costs and expenses, of whatever kind or nature, whether under common law, state law, federal law or otherwise, including without limitation the Age Discrimination in Employment Act of 1967, as amended, through the  date of this Release Agreement, including without limitation those arising from or in connection with the terms and conditions of Executive's employment with Company and any subsidiary, affiliated and associated companies, or the termination of Executive's employment. This Release is not intended to affect benefits to which Executive may be entitled under any pension, savings, health, welfare or other benefit plan in which Executive is a participant.

                  Executive covenants and agrees not to make or file any claim, demand or cause of action or seek any remedy of whatever nature, whether under common law, state law, federal law or otherwise arising from or in connection with the matters discharged and waived above. Notwithstanding the foregoing, in the event Executive files a charge or lawsuit under the Age Discrimination in Employment Act of 1967 ("ADEA") and thereby challenges the validity of the release described herein, such charge or lawsuit will not be considered a breach of this provision.

                  Executive has been advised to consult with an attorney, acknowledges having had ample opportunity to do so, and fully understands the binding effect of this Release Agreement. Executive acknowledges that a copy of this Release Agreement was provided to him on __________, 20__, for review and consideration for up to twenty-two (22) days. Executive understands that this Release may be revoked by him within seven (7) days from the date of execution of this Release Agreement.

                  Executive agrees that this Agreement shall be construed under and governed by the laws of the State of Georgia.

                  Executive now states that the only consideration for his signing this Release Agreement is the mutual promises and payment of the sum described above; that no other promises or agreements of any kind or nature have been made to, or with, him by Company or its agents to cause him to sign this Release Agreement, and that Executive fully understands the meaning and intent of this instrument.

                  WITNESS my hand and seal this ____ day of __________, 20___.

                                                ________________________________
                                                         RAFAEL DE LA VEGA

EXHIBIT "B"

                              GEOGRAPHIC TERRITORY

LATIN AMERICA

Argentina (Nationwide)
Chile (Nationwide)
Colombia (Nationwide)
Ecuador (Nationwide)
Guatemala (Nationwide)
Nicaragua (Managua and the Pacific Coast)
Panama (Nationwide)
Peru (Nationwide)
Uruguay (Abiatar - Coastal Corridor)
Venezuela (Nationwide)

UNITED STATES

Alabama:          Jefferson and Shelby Counties (Birmingham)
                          Mobile County (Mobile)

Florida:          Broward and Dade Counties (Miami-Ft. Lauderdale)
                      Palm Beach County (West Palm Beach)

Georgia:          Fulton, DeKalb, Cobb and Gwinnett Counties (Atlanta)

Kentucky:         Jefferson County (Louisville)

Louisiana:        Jefferson and Orleans Parishes (New Orleans)
                        East Baton Rouge, Ascension and Livingston Parishes
                       (Baton Rouge)

Mississippi:      Hinds, Madison and Rankin Counties (Jackson)

North Carolina:   Mecklenburg County (Charlotte)
                           Wake County (Raleigh)

South Carolina:   Anderson, Greenville and Spartanburg Counties (Greenville)
                            Richland and Lexington Counties (Columbia)

Tennessee:        Davidson County (Nashville)
                          Shelby County (Memphis)

EXHIBIT "C"

                                     NOTICES

To Company:       Charles R. Morgan
                  Executive Vice President and
                  General Counsel
                  BellSouth Corporation
                  Suite 2002
                  1155 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3610

To Executive:     Rafael de la Vega
                  8965 Old Southwick Pass
                  Alpharetta, Georgia 30022

EXHIBIT "D"

                                    Domestic

                       BellSouth Telecommunications, Inc.
                           BellSouth Enterprises, Inc.
                              Cingular Wireless LLC
                          BellSouth Long Distance, Inc.
                 BellSouth Advertising & Publishing Corporation
                L.M. Berry and Company (d/b/a The Berry Company)

                                  International

                          Abiatar S.A.
                          BellSouth Chile S.A.
                          BellSouth Colombia S.A.
                          BellSouth Comunicaciones S.A.
                          BellSouth Guatemala y Compania, S.C.A.
                          BellSouth International, Inc.
                          BellSouth Inversiones S.A.
                          BellSouth Panama S.A.
                          BellSouth Peru, S.A.
                          BellSouth Shanghai Centre, Ltd.
                          CellCom Israel Ltd.
                          Compania de Radiocomunicaciones Moviles S.A.
                          Compania de Telefonos del Plata S.A.
                          Otecel S.A.
                          SONOFON A/S
                          StarMedia Network, Inc.
                          Telcel C.A.
                          Telefonia Celular de Nicaragua, S.A.